UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2007

River Hawk Aviation
(Exact name of Registrant as specified in charter)

Nevada	0-30440	22-3537927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1023 Business Park Drive, Traverse City, MI	49686
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (231) 946-4343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On August 24, 2007 River Hawk Aviation, Inc. (“River Hawk” or the “Company”), Profile Aviation Center, Inc., and Profile Services, Inc. (collectively, “Profile”) entered into an agreement to amend (the “Amendment”) their merger agreement (the “Agreement”), previously reported on Form 8-K filed May 25, 2007.  The Amendment changes the consideration provided to Profile by substituting 1,500,000 shares of Series A Preferred Stock for 1,500,000 shares of common stock of the Company, and substituting 4,000,000 shares of Series B Preferred stock for $1,500,000.00 in cash and a Convertible Promissory Note.   (Complete text of the Amendment is filed herewith as Exhibit 10.11).

The Series B Preferred provides Profile with an 8% annual coupon and with the option to either (a) elect to convert the Series B Preferred shares into common stock of the Company at a ratio of 1:1, on an all or nothing basis, or (b) put the Series B Preferred shares to the Company or the Company’s designee at a purchase price of One dollar ($1.00) per share (the “Conversion Price”) according to the following schedule (which schedule is derived pursuant to the Amendment and is not part of the filed certificate of designation), on an all or nothing basis: (1) 1,500,000 shares of Series B Preferred at any time following the completion of the Agreement (the “Closing”), (2) 1,000,000 shares of Series B Preferred at any time following twelve months from the Closing, (3) 1,000,000 shares of Series B Preferred at any time following twenty-four months from the Closing, and (4) 500,000 shares of Series B Preferred at any time following thirty-six months from the Closing Date.

Additionally, the Amendment provides Company with the option to repurchase the Series B Preferred shares from Profile at the Conversion Price, unless Profile elects at such time to convert the shares into common stock of the Company.

Under the Amendment, the Company also agrees to designate two  individuals who shall, to Profile’s satisfaction,  personally guarantee River Hawk’s obligation to purchase up to 1,500,000 shares of Profile’s Series B Preferred.

Section 2- Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 27, 2007, as a result of the Amendment described above, the Agreement was closed and the Company merged with Profile Aviation Center, Inc., and Profile Services, Inc., such that Profile Aviation Center, Inc., and Profile Services, Inc., are now wholly-owned subsidiaries of River Hawk.

River Hawk provided, as consideration for all of the capital stock of Profile, 1,500,000 shares of Series A Preferred Stock and 4,000,000 shares of Series B Preferred Stock.

The Series A Preferred Stock provides the holder with 10 votes per share on any matter properly put forth to the shareholders of the Company and with certain liquidation preferences.  It is convertible at the holder’s election into common stock of the Company, at a ratio of 1:1.

The Series B Preferred provides Profile with an 8% annual coupon and with the option to either (a) elect to convert the Series B Preferred shares into common stock of the Company at a ratio of 1:1, on an all or nothing basis, or (b) to put the Series B Preferred shares to the Company or the Company’s designee at a purchase price of One dollar ($1.00) per share (the “Conversion Price”) according to the following schedule (which schedule is derived pursuant to the amendment and is not part of the filed certificate of designation), on an all or nothing basis: (1) 1,500,000 shares of Series B Preferred at any time following the completion of the Agreement (the “Closing”), (2) 1,000,000 shares of Series B Preferred at any time following twelve months from the Closing (3) 1,000,000 shares of Series B Preferred at any time following twenty-four months from the Closing, and (4) 500,000 shares of Series B Preferred at any time following thirty-six months from the Closing Date.

Additionally, the Amendment to the Agreement provides the Company with the option to repurchase the Series B Preferred shares from Profile at the Conversion Price, unless Profile elects at such time to convert the shares into common stock of the Company.

Profile operates charter services and fixed base operations from Hickory, North Carolina.  Fixed base operations include providing fueling services, maintenance, pilot services, hangar availability and route related services.  Profile provides charter services both for equipment that is company owned as well as for privately owned aircraft that are placed into the company’s fleet management program.  The sole shareholder of Profile, Carroll Smith, was appointed to the board of directors of the River Hawk on April 2, 2007, prior to entry into the Agreement, as previously disclosed on a Form 8-K filed by the Company on August 25, 2006.

Section 3 - Securities and Trading Markets

Item 3.03 Material Modification to Rights of Security Holders.

On August 23, 2007 the Board of Directors of the Company passed a resolution to (1) increase the number of shares of common stock that the Company is authorized to issue from 25,000,000 to 500,000,000 (the “Amendment to the Articles of Incorporation”) and (2) to undertake a reverse stock split of issued and outstanding common stock of the Company on a 1 share for 30 shares basis (the “Reverse Stock Split”).  River Hawk expects the Reverse Stock Split and the Amendment to the Articles to become effective on or about September 28, 2007, subject to regulatory approval.

Neither the Amendment to the Articles nor the Reverse Stock Split will effect the authorized preferred stock of the Company or the issued and outstanding preferred stock of the Company.

The Board also approved and the Company filed certificates of designation for 10,000,000 shares of Series A Preferred Stock, 1,500,000 of which it agreed to issue pursuant to the Agreement, as amended (described above), and 6,000,000 shares Series B Preferred Stock, 4,000,000 of which it agreed to issue pursuant to the Agreement, as amended (described above).

The Series A Preferred Stock provides the holder with 10 votes per share on any matter properly put forth to the shareholders of the Company and with certain liquidation preferences.  It is convertible at the holder’s election into common stock of the Company, at a ratio of 1:1.

The Series B Preferred provides the holder with an 8% annual coupon and with the option to either (a) elect to convert the Series B Preferred shares into common stock of the Company at a ratio of 1:1, on an all or nothing basis, or (b) to put the Series B Preferred shares to the Company or the Company’s designee at a purchase price of One dollar ($1.00) per share (the “Conversion Price”).

Additionally, the Series B Preferred certificate of designation provides the Company with the option to, at any time, repurchase the Series B Preferred shares from the holder at the Conversion Price, unless the holder elects at such time to convert the shares into common stock of the Company.

Section 8 – Other Events

Item 8.01 Other Events.

On August 28, 2007, the Company released the press release attached hereto as Exhibit 99.6.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)
Financial statements.  The financial statements of Profile Aviation Center, Inc., and Profile Services, Inc., for the period preceding the consummation of the Merger Agreement shall be filed in pursuant to Rule 3-05(b) of Regulation S-X within 71 days following this Form 8-K.

(b)	Pro forma financial information. Pro forma financial information, as required under pursuant to Rule 11 of Regulation S-X, shall be filed within 71 days following this Form 8-K.

(c)	Shell company transactions. Not applicable.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION	LOCATION
3.3	Amendment to the Articles of Incorporation	Filed Herewith
10.10	Agreement and Plan of Merger	Incorporated by reference to the Company’s Form 8-K filed May 25, 2006.
10.11	First Amendment to the Agreement and Plan of Merger	Filed Herewith
99.6	Press Release of August 28, 2007	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVER HAWK AVIATION, INC.
(Company)

 /s/ Calvin Humphrey
By: Calvin Humphrey
Its: President
Date: August 28, 2007